Exhibit 99.1

Enviva Partners, LP Completes Wilmington Terminal Drop-Down Acquisition

BETHESDA, MD, October 2, 2017 — Enviva Partners, LP (NYSE: EVA) (the “Partnership” or “we”) has completed the previously announced acquisition of Enviva Port of Wilmington, LLC (“Wilmington”) from Enviva Wilmington Holdings, LLC (the “Hancock JV”), a joint venture between our sponsor and affiliates of John Hancock Life Insurance Company.

“We are pleased to announce the completion of the Wilmington terminal acquisition, our third drop-down transaction since our IPO,” said John Keppler, Chairman and Chief Executive Officer.  “This acquisition adds a strategically located asset that complements our existing portfolio of plants and ports.  Ownership and control over deep-water, dry bulk terminaling and storage facilities like the Wilmington terminal, the scarcest portion of our industry’s value chain, is a key part of our long-term growth strategy.”

Wilmington Terminal Drop-Down

Wilmington owns a fully operational deep-water marine terminal in Wilmington, North Carolina (the “Wilmington terminal”). The Wilmington terminal is capable of receiving product by rail and truck, storing up to 90,000 metric tons of wood pellets, and loading up to panamax-sized vessels.  It utilizes state-of-the-art handling equipment and storage infrastructure designed to maintain product quality and safety with throughput capacity of up to 3.0 million metric tons per year (“MTPY”) of wood pellets.

Wilmington will handle up to approximately 600,000 MTPY of throughput volume from the Partnership’s production plant in Sampson County, North Carolina and is party to a long-term terminal services agreement with our sponsor to handle throughput volumes sourced by our sponsor from a third-party production plant.  The terminal services agreement with our sponsor is subject to deficiency payments if minimum throughput requirements are not met.  In addition, the Wilmington terminal is expected to receive, store, and load wood pellets from the Hancock JV’s planned production plant in Hamlet, North Carolina (the “Hamlet plant”). Upon completion of the Hamlet plant, a terminal services agreement between Wilmington and the Hancock JV is expected to provide for deficiency payments if minimum throughput requirements from the Hamlet plant are not met.

The Partnership previously agreed to purchase Wilmington from the Hancock JV for total consideration of $130.0 million pursuant to a contribution agreement between the Partnership and the Hancock JV (the “Wilmington Contribution Agreement”).  Today, the Partnership made an initial payment of $56.0 million, adjusted in accordance with the terms of the Wilmington Contribution Agreement for estimated working capital at the time of the closing, which was funded with borrowings under the Partnership’s revolving credit facility and cash on hand.  In addition, upon first deliveries to the Wilmington terminal from the Hamlet plant, the Partnership will make another payment of $74.0 million to the Hancock JV, subject to certain conditions.

Evercore served as exclusive financial advisor and Andrews Kurth Kenyon LLP served as legal counsel to the conflicts committee of the board of directors of the Partnership’s general partner. Vinson & Elkins LLP served as legal counsel to the Hancock JV.

About Enviva Partners, LP

Enviva Partners, LP (NYSE: EVA) is a publicly traded master limited partnership that aggregates a natural resource, wood fiber, and processes it into a transportable form, wood pellets.  The Partnership sells a significant majority of its wood pellets through long-term, take-or-pay agreements with creditworthy customers in the United Kingdom and Europe.  The Partnership owns and operates six plants with a combined production capacity of nearly three million metric tons of wood pellets per year in Virginia, North Carolina, Mississippi, and Florida.  In addition, the Partnership exports wood pellets through its owned marine terminal assets at the Port of Chesapeake, Virginia, and Port of Wilmington, North Carolina and from third-party marine terminals in Mobile, Alabama and Panama City, Florida.

To learn more about Enviva Partners, LP, please visit our website at www.envivabiomass.com.

Cautionary Note Concerning Forward-Looking Statements

Certain statements and information in this press release, including those concerning our future results of operations, acquisition opportunities, and distributions, may constitute “forward-looking statements.”  The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature.  These forward-looking statements are based on the Partnership’s current expectations and beliefs concerning future developments and their potential effect on the Partnership.  Although management believes that these forward-looking statements are reasonable when made, there can be no assurance that future developments affecting the Partnership will be those that it anticipates.  The forward-looking statements involve significant risks and uncertainties (some of which are beyond the Partnership’s control) and assumptions that could cause actual results to differ materially from the Partnership’s historical experience and its present expectations or projections.  Important factors that could cause actual results to differ materially from forward-looking statements include, but are not limited to:  (i) the volume of products that we are able to sell; (ii) the price at which we are able to sell our products; (iii) failure of the Partnership’s customers, vendors, and shipping partners to pay or perform their contractual obligations to the Partnership; (iv) the creditworthiness of our financial counterparties; (v) the amount of low-cost wood fiber that we are able to procure and process, which could be adversely affected by, among other things, operating or financial difficulties suffered by our suppliers; (vi) the amount of products that we are able to produce, which could be adversely affected by, among other things, operating difficulties; (vii) changes in the price and availability of natural gas, coal, or other sources of energy; (viii) changes in prevailing economic conditions; (ix) our inability to complete acquisitions, including acquisitions from our sponsor, or to realize the anticipated benefits of such acquisitions; (x) unanticipated ground, grade, or water conditions; (xi) inclement or hazardous weather conditions, including extreme precipitation, temperatures, and flooding; (xii) environmental hazards; (xiii) fires, explosions, or other accidents; (xiv) changes in domestic and foreign laws and regulations (or the interpretation thereof) related to renewable or low-carbon energy, the forestry products industry, or power generators; (xv) changes in the regulatory treatment of biomass in core and emerging markets for utility-scale generation; (xvi) inability to acquire or maintain necessary permits or rights for our production, transportation, and terminaling operations; (xvii) inability to obtain necessary production equipment or replacement parts; (xviii) operating or technical difficulties or failures at our plants or deep-water marine terminals; (xix) labor disputes; (xx) inability of our customers to take delivery of our products; (xxi) changes in the price and availability of transportation; (xxii) changes in foreign currency exchange rates; (xxiii) failure of our hedging arrangements to effectively reduce our exposure to interest and foreign currency exchange rate risk; (xxiv) risks related to our indebtedness; (xxv) customer rejection of our products due to our failure to maintain effective quality control systems at our production plants and deep-water marine terminals; (xxvi) changes in the quality specifications for our products that are required by our customers; (xxvii) the effects of the approval of the United Kingdom of the exit of the United Kingdom (“Brexit”) from the European Union, and the implementation of Brexit, in each case on our and our customers’ businesses; and (xxiii) our ability to borrow funds and access capital markets.

For additional information regarding known material factors that could cause the Partnership’s actual results to differ from projected results, please read its filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q most recently filed with the SEC.  Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof.  The Partnership undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

Investor Contact:

Raymond Kaszuba
(240) 482-3856
ir@envivapartners.com